UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2015

CENTENE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard St. Louis, Missouri 63105
(Address of Principal Executive Office and zip code)
Registrant’s telephone number, including area code: (314) 725-4477
______________
 (Former Name or Former Address, if Changed Since Last Report)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 11, 2015, William N. Scheffel, Executive Vice President and Chief Financial Officer, advised Centene Corporation (the “Company”) of his intention to retire in early 2016.  It is his intent to step down in February after the filing of the Form 10-K, or when the Health Net transaction is completed, whichever is later.
The Board has designated Jeffrey A. Schwaneke, Senior Vice President, Corporate Controller and Chief Accounting Officer as Chief Financial Officer when Mr. Scheffel steps down.  Mr. Schwaneke’s biographical information is included the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 which was filed with the SEC on February 23, 2015 and is incorporated by reference herein. Mr. Schwaneke does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.
Item 7.01.  Regulation FD Disclosure.
A copy of the press release announcing the events described in Item 5.02 above is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits.
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CENTENE CORPORATION

Date: August 12, 2015                                                                                                                                                      By: /s/ Keith H. Williamson ___________
                                           Keith H. Williamson
                                           Executive Vice President, General Counsel and
                                           Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Centene Corporation Press Release issued August 12, 2015.